Exhibit 99.1

PRESS RELEASE

Press Release #07005

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Stephanie Welty	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9224	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: swelty@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES

FOURTH QUARTER 2006 AND YEAR 2006 EARNINGS

Hillsboro, Oregon – February 8, 2007 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for communications applications, today reported its financial results for the quarter and year ended December 31, 2006, which included the following highlights:

Fourth Quarter 2006

•	Seventh consecutive quarter of revenue growth

•	Revenue up 35% over the fourth quarter of 2005

•	Handset revenue up 24% over the third quarter of 2006

•	Military revenue up 26% over the third quarter of 2006

•	Cash flow from operations of approximately $10 million

Full Year 2006

•	Annual revenues exceeded $400 million

•	Earnings growth of 433% in 2006 over 2005

¡	$0.03 EPS in 2005 as compared to $0.16 EPS in 2006

•	Operating Income grew $39 million excluding SFAS No. 123(R) costs

•	Revenue up 36% in 2006 as compared to 2005

¡	Handset revenue up 64%

¡	Broadband revenue up 32%

¡	Military revenue up 11%

¡	Other revenue up 76%

•	Increased penetration of tier one handset suppliers

•	43 million transmit modules shipped in 2006, up from 5 million in 2005

•	Increased power amplifier revenue 2.5 times

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•	Grew optical PMD module revenue 85%

•	Began sampling WCDMA base station power amplifier products

•	Extended GSM success to EDGE/WEDGE

•	Gross margin up $42.5 million or 50% excluding SFAS No. 123(R) costs

•	Cash flow from operations of approximately $22 million

•	Executed $25 million stock repurchase program

Summary Financial Results and Highlights for the Quarter and Year Ended December 31, 2006:

Revenues for the fourth quarter of 2006 totaled $114.3 million. Revenues for the year ended December 31, 2006, totaled $401.8 million. Revenues from continuing operations for the fourth quarter of 2005 were $84.7 million and for the year ended December 31, 2005 were $294.8 million.

Net income for the fourth quarter of 2006 was $6.4 million or $0.05 per diluted share and $8.4 million or $0.06 per diluted share excluding $2.0 million of equity compensation expense. For the year ended December 31, 2006 net income was $22.4 million or $0.16 per diluted share and $31.5 million or $0.22 per diluted share excluding equity compensation expense of $9.1 million.

Our results for the quarter and year ended December 31, 2006, reflect the effect of the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), which became effective for our company on January 1, 2006. These charges are not included in the results for periods prior to January 1, 2006. Net income for the fourth quarter of 2005 was $2.9 million or $0.02 per diluted share and for the full year of 2005 was $4.0 million or $0.03 per diluted share. The earnings reported for 2005 fiscal year include net income of $8.2 million or $0.06 per diluted share from our discontinued optoelectronic operations, primarily from the sale of these operations.

Gross margin for the fourth quarter of 2006 was 29.4%, compared to 31.8% for the third quarter of 2006. Our margins for the fourth quarter were affected by new product ramp costs, scheduled facility shut-downs and other costs. Excluding equity compensation expense our gross margin for the fourth quarter of 2006 was 29.9%, compared to 28.7% for the fourth quarter of 2005. This increase in margin was primarily due to capacity utilization improvements in 2006, partially offset by the product ramp costs in the fourth quarter of 2006. For the year ended December 31, 2006, our gross margin was 30.8%. Excluding equity compensation expense our gross margin for 2006 was 31.6%, compared to 28.6% for the year ended December 31, 2005. The increased margin in 2006 was primarily due to increased factory utilization.

Operating expenses for the fourth quarter of 2006 were $26.4 million or 23.1% of revenue. Excluding equity compensation expenses our operating expenses for the fourth quarter of 2006 were $25.0 million, as compared to $21.7 million for the fourth quarter of 2005, or 21.9% of revenue in the fourth quarter of 2006 compared to 25.6% in the fourth quarter of 2005.

Cash, cash equivalents and short and long term marketable securities were $373.2 million as of December 31, 2006, essentially flat compared to September 30, 2006. During the fourth quarter of 2006, TriQuint completed its $25.0 million stock repurchase program by repurchasing approximately 450,000 shares at a cost of approximately $2.3 million. Additionally, the Company acquired approximately $13 million of capital assets during the quarter. Depreciation and amortization expense for the fourth quarter of 2006 was approximately $7.8 million. In 2006 our cash, cash equivalents and short and long term marketable securities decreased $33.5 million, primarily due to the repurchase of $25.0 million of stock and acquisition of approximately $40 million in capital assets, partially offset by cash provided by operations and cash received from the issuance of stock.

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We expect to pay our convertible bonds due March 1, 2007 out of existing cash balances. Our net cash and investments after we retire the debt is expected to be approximately $150.0 million.

Operating cash flow was approximately $10 million for the fourth quarter of 2006 and approximately $22 million for the full year 2006.

Commenting on the results for the quarter and year ended December 31, 2006, Ralph Quinsey, President and Chief Executive Officer, stated, “our strategy of being a focused supplier of RF power, filtering and switching technology in highly integrated solutions is gaining traction with both customers and chipset partners alike. TriQuint’s design win success in 2006 placed us in approximately 97 new phone models and we estimate TriQuint’s share in the handset market has grown to approximately 8 to 9%. Our military business remains strong and our standard products revenue is growing. I am delighted with the 433% improvement in earnings delivered by our team in 2006.”

Outlook for the First Quarter of 2007:

Revenues and earnings for the first quarter of 2007 are expected to be slightly down from the fourth quarter of 2006. We estimate our first quarter revenues in the range of $106 million to $110 million. Earnings per diluted share are expected to be in the range of $0.03 to $0.05. Equity compensation expense is expected to be approximately $2 million in the first quarter of 2007.

Outlook for 2007

Revenues in 2007 are expected to grow 18% to 20% over 2006. Net income is expected to grow between 40% and 50% in 2007 over 2006.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (888) 203-1112, passcode 9729840.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin and operating expenses that exclude equity compensation expense and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the first quarter of 2007 and full year 2007 are statements that involve risks and uncertainties. Statements regarding continued market acceptance of our transmit modules and other products are also forward looking statements that contain risks and uncertainties. TriQuint cannot provide any assurance that future results will meet expectations. Results could materially differ based on various factors, including TriQuint’s performance; demand for its

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products, ability to develop new products; improve yields; maintain product pricing; reduce costs; ability to win customers; market conditions; and the completion of TriQuint’s independent auditor’s review of the fourth quarter of 2006 and audit of 2006. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance modules, components and foundry services for the world’s leading communications companies. The Company’s focus is on the specialized expertise, materials and know-how of radio frequency (RF) and other high intermediate frequency applications. The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, broadband communications, wireless base stations and military systems. TriQuint provides customers with standard and custom products as well as foundry services. The Company’s products are designed on various wafer substrates including compound semiconductor materials such as gallium arsenide (GaAs) and piezoelectric crystals such as lithium tantalate (LiTaO3). The Company also uses a variety of process technologies using GaAs substrates including hetrojunction bipolar transistor (HBT) and pseudomophic high electron mobility transistor (pHEMT). Using various other substrates the Company also manufacture surface acoustic wave (SAW) and bulk acoustic wave (BAW) products. TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England, North Carolina and Germany.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year Ended December 31,
				2006	2005
Revenues	$114,313	$103,259	$84,660	$401,793	$294,787
Cost of goods sold	80,721	70,424	60,368	277,860	210,446

Gross profit	33,592	32,835	24,292	123,933	84,341

Operating expenses:
Research, development and engineering	13,048	12,222	10,371	50,283	46,706
Selling, general and administrative	13,940	13,414	11,219	54,598	46,565
Reduction in workforce	—	—	(21)	—	341
Impairment of long-lived assets	—	—	—	—	31
(Gain) loss on disposal of equipment	(564)	8	(305)	(527)	(505)
Acquisition related charges	—	(21)	413	63	1,654

Total operating expenses	26,424	25,623	21,677	104,417	94,792

Operating income (loss)	7,168	7,212	2,615	19,516	(10,451)

Other income (expense):
Interest income	4,163	4,048	3,291	15,627	11,441
Interest expense	(2,449)	(2,526)	(2,440)	(9,891)	(9,846)
Foreign currency (loss) gain	(405)	169	(31)	(90)	4
Recovery of impairment (impairment charge)	9	—	—	142	(155)
Gain on sale of intellectual property	—	—	—	—	954
Gain on retirement of debt	—	—	—	—	114
Other, net	26	(166)	49	(132)	163

Other income, net	1,344	1,525	869	5,656	2,675

Income (loss) from continuing operations, before income tax	8,512	8,737	3,484	25,172	(7,776)

Income tax expense (benefit)	2,111	656	600	2,796	(3,573)

Income (loss) from continuing operations	6,401	8,081	2,884	22,376	(4,203)

Discontinued operations:
Income from discontinued operations, net of income tax	—	—	57	—	8,183

Net income	$6,401	$8,081	$2,941	$22,376	$3,980

Basic per share net income:
Income (loss) from continuing operations	$0.05	$0.06	$0.02	$0.16	$(0.03)
Income from discontinued operations	0.00	0.00	0.00	0.00	0.06

Basic per share net income	$0.05	$0.06	$0.02	$0.16	$0.03

Diluted per share net income:
Income (loss) from continuing operations	$0.05	$0.06	$0.02	$0.16	$(0.03)
Income from discontinued operations	0.00	0.00	0.00	0.00	0.06

Diluted per share net income	$0.05	$0.06	$0.02	$0.16	$0.03

Weighted-average shares outstanding:
Basic	137,742	138,604	140,377	139,236	139,566
Diluted	139,869	140,118	142,719	141,189	139,566

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2006	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and investments	$373,232	$370,536	$301,107
Accounts receivable, net	64,688	59,897	51,286
Inventories, net	84,879	85,563	49,384
Other current assets	14,978	16,239	12,684

Total current assets	537,777	532,235	414,461

Investments in marketable securities	—	2,516	105,615
Property, plant and equipment, net	200,346	195,161	190,789
Other, net	16,292	16,158	17,876

Total assets	$754,415	$746,070	$728,741

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$53,645	$58,236	$49,200
Income tax liability	9,202	7,734	7,201
Convertible subordinated notes	218,755	218,755	—

Total current liabilities	281,602	284,725	56,401

Convertible subordinated notes	—	—	218,755
Other long-term liabilities	4,741	3,838	2,975

Total liabilities	286,343	288,563	278,131

Stockholders’ equity	468,072	457,507	450,610

Total liabilities and stockholders’ equity	$754,415	$746,070	$728,741

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year Ended December 31,
				2006	2005
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	70.6%	68.2%	71.3%	69.2%	71.4%

Gross profit	29.4%	31.8%	28.7%	30.8%	28.6%

Operating expenses:
Research, development and engineering	11.4%	11.8%	12.2%	12.5%	15.8%
Selling, general and administrative	12.2%	13.0%	13.3%	13.6%	15.8%
Reduction in workforce	—	—	0.0%	—	0.1%
Impairment of long-lived assets	—	—	—	—	0.0%
(Gain) loss on disposal of equipment	-0.5%	0.0%	-0.4%	-0.2%	-0.2%
Acquisition related charges	—	0.0%	0.5%	0.0%	0.6%

Total operating expenses	23.1%	24.8%	25.6%	25.9%	32.1%

Operating income (loss)	6.3%	7.0%	3.1%	4.9%	-3.5%

Other income (expense):
Interest income	3.6%	3.9%	3.9%	3.9%	3.9%
Interest expense	-2.1%	-2.4%	-2.9%	-2.5%	-3.3%
Foreign currency (loss) gain	-0.4%	0.2%	-0.1%	0.0%	0.0%
Recovery of impairment (impairment charge)	0.0%	—	—	0.0%	-0.1%
Gain on sale of intellectual property	—	—	—	—	0.3%
Gain on retirement of debt	—	—	—	—	0.0%
Other, net	-0.0%	-0.2%	0.1%	-0.0%	0.1%

Other income, net	1.1%	1.5%	1.0%	1.4%	0.9%

Income (loss) from continuing operations, before income tax	7.4%	8.5%	4.1%	6.3%	-2.6%

Income tax expense (benefit)	1.8%	0.7%	0.7%	0.7%	-1.2%

Income (loss) from continuing operations	5.6%	7.8%	3.4%	5.6%	-1.4%

Discontinued operations:
Income from discontinued operations, net of income tax	—	—	0.1%	—	2.8%

Net income	5.6%	7.8%	3.5%	5.6%	1.4%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31, 2006		Year Ended December 31, 2006
GAAP GROSS PROFIT	$33,592	29.4%	$123,933	30.8%
Adjustment for equity compensation charges	608	0.5%	2,887	0.8%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$34,200	29.9%	$126,820	31.6%

GAAP OPERATING INCOME	$7,168	6.3%	$19,516	4.9%
Adjustment for equity compensation charges within:
Cost of sales	608	0.5%	2,887	0.7%
Research, development and engineering	401	0.4%	1,689	0.4%
Selling, general and administrative	1,036	0.9%	4,539	1.1%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION	$9,213	8.1%	$28,631	7.1%

GAAP NET INCOME	$6,401	5.6%	$22,376	5.6%
Adjustment for equity compensation charges within:
Cost of sales	608	0.5%	2,887	0.7%
Research, development and engineering	401	0.4%	1,689	0.4%
Selling, general and administrative	1,036	0.9%	4,539	1.1%

NET INCOME EXCLUDING EQUITY COMPENSATION	$8,446	7.4%	$31,491	7.8%

GAAP DILUTED EARNINGS PER SHARE	$0.05		$0.16
Adjustment for equity compensation charges	0.01		0.06

DILUTED EARNINGS PER SHARE EXCLUDING EQUITY COMPENSATION	$0.06		$0.22

GAAP COMMON SHARES ASSUMING DILUTION	139,869		141,189
Adjustment for equity compensation charges	754		910

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	140,623		142,099